Exhibit 99.7

JOINT FILING AGREEMENT

The undersigned hereby agree that this Statement on Schedule 13D with respect to the shares of common stock of IMH Financial Corporation, dated the date hereof, is, and any amendments thereto signed by the undersigned shall be, filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together constitute one instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of August 25, 2014.

JUNIPER NVM, LLC

By:	Juniper Capital Partners, LLC
Its:	Managing Member

By:	/s/ Jay Wolf
Name:	Jay Wolf
Title:	Managing Member

JCP REALTY ADVISORS, LLC

By:	Juniper Capital Partners, LLC
Its:	Managing Member

By:	/s/ Jay Wolf
Name:	Jay Wolf
Title:	Managing Member

JUNIPER CAPITAL PARTNERS, LLC

By:	/s/ Jay Wolf
Name:	Jay Wolf
Title:	Managing Member

/s/ Jay Wolf JAY WOLF